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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): APRIL 19, 2003

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                           TEXAS GENCO HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                TEXAS                                  1-31449                              76-0695920
    (State or other jurisdiction              (Commission File Number)                     (IRS Employer
          of incorporation)                                                             Identification No.)


              1111 LOUISIANA
              HOUSTON, TEXAS                                           77002
 (Address of principal executive offices)                            (Zip Code)


       Registrant's telephone number, including area code: (713) 207-1111

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ITEM 5.     OTHER EVENTS.

         We own a 30.8% interest in the South Texas Project Nuclear Generating Station (STP), consisting of two 1,250 MW generating units. During a routine refueling and maintenance outage in early April, engineers found a small quantity of residue from reactor cooling water at one location in the Unit 1 reactor containment building. No other residue was found in Unit 1 or in the plant's twin Unit 2 reactor when it was inspected during a refueling outage in the fall of 2002.

         Upon discovery of the residue, STP officials immediately reported their findings to the Nuclear Regulatory Commission. STP's managers and engineers are conferring with industry experts to develop a corrective action plan. The Nuclear Regulatory Commission must approve any corrective action plan before it is implemented.

         The Unit will remain shut down until any necessary corrective action is completed. While the Unit remains out of service, we will meet our existing power sales obligations from other generating units and/or from purchases from third parties. Until inspections are completed and an acceptable corrective action plan has been developed, we are unable to predict the economic impact of this outage and when the Unit will be returned to service. A protracted outage at Unit 1 could adversely affect our operating results if the cost of replacement power to us is materially greater than the cost of power produced by STP.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        TEXAS GENCO HOLDINGS, INC.


Date:  April 23, 2003                   By:      /s/ Rufus S. Scott
                                           -------------------------------------
                                                 Rufus S. Scott
                                                 Vice President,
                                                 Deputy General Counsel and
                                                 Assistant Corporate Secretary


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